UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2005, Kerr-McGee Corporation and Citibank, N.A., as Trustee, entered into a Supplemental Indenture amending the Indenture, dated as of August 1, 2001, between Kerr-McGee and Citibank. The Indenture governs the following outstanding Kerr-McGee debt securities: 5.875% Notes due 2006; 6.875% Notes due 2011; 7.875% Notes due 2031; and 6.950% Notes due 2024. The Supplemental Indenture provides for the release of Kerr-McGee’s chemical business subsidiary, Tronox Worldwide LLC (formerly Kerr-McGee Chemical Worldwide LLC), as a guarantor of the notes upon an initial public offering of securities by Tronox Worldwide, or upon a spinoff or splitoff of Tronox Worldwide or any successor to or parent of Tronox Worldwide.

A copy of the Supplemental Indenture is attached hereto as Exhibit 99.1.

Item 3.03	Material Modification to Rights of Security Holders
See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1 Supplemental Indenture, dated as of September 21, 2005, between the company and Citibank, N.A., as Trustee, amending the Indenture dated as of August 1, 2001, between the company and Citibank, N.A., as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John F. Reichenberger)
John F. Reichenberger
Vice President, Deputy General Counsel
and Secretary

Dated: September 27, 2005

Exhibit Index

Exhibit No.

99.1
Supplemental Indenture, dated as of September 21, 2005, between the company and Citibank, N.A., as Trustee, amending the Indenture dated as of August 1, 2001, between the company and Citibank, N.A., as Trustee